Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Columbia Sportswear Company on Form S-1 of our report dated April 10, 1997 (December 15, 1997 as to Notes 1 and 17) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
December 22, 1997